Exhibit 10.10

INVESTOR RIGHTS AGREEMENT BY AND BETWEEN

HOTH THERAPEUTICS INC.

AND

THE INVESTORS PARTY HERETO

August     , 2017

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the“ Agreement”) is entered into as of August , 2017, by between Hoth Therapeutics Inc., a Nevada corporation (the “Company”) and the persons identified on Exhibit A hereto (collectively, the “Investors”).

BACKGROUND

WHEREAS, the Investors are purchasing or otherwise acquiring shares of the Company’s Series A Preferred Stock, par value $0.0001 per share pursuant to that certain Private Placement Memorandum (the “Memorandum”), dated as of the date hereof, by and among the Investors and the Company.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Memorandum, the parties, intending to be legally bound, mutually agree as follows:

Section 1 GENERAL

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person who is an “affiliate” of such Person within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange.

“Board” means the Board of Directors of the Company.

“Articles” means the Company’s Amended and Restated Articles of Incorporation, as such may be amended from time to time in accordance with the provisions thereof.

“Charter Documents” means the Articles and the Bylaws of the Company as in effect on the date hereof, and as may be amended from time to time in accordance with the provisions thereof.

“Common Stock” means shares of common stock, par value $0.0001 of the Company.

“Counterpart” means a counterpart signature page to this Agreement in substantially the same form as Exhibit B attached to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder, all as the same is in effect from time to time.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act.

“Holder” means any Investor owning of record any shares of Series A Preferred Stock and any assignee of record of such Series A Preferred Stock of the Company.

“Indemnifiable Losses” means shall mean all losses, liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses, including, without limitation, the actual reasonable costs paid in connection with an Indemnitee’s investigation and evaluation of any claim or right asserted against such Indemnitee Party and all reasonable attorneys’, experts’ and accountants’ fees, expenses and disbursements and court costs including, without limitation, those incurred in connection with the Indemnitee’s enforcement of this Agreement and the indemnification provisions of Section 7 of this Agreement.

“IPO” means the Company’s offering of its securities for sale or resale pursuant to a registration statement under the Securities Act.

“Major Holder” means any Holder in the aggregate of at least 500,000 shares of Series A Preferred Stock.

The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock of the Company outstanding which are Registrable Securities plus the number of shares of Common stock of the Company issuable pursuant to then exercisable, convertible or exchangeable securities which are Registrable Securities.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity or other form of business organization or any governmental or regulatory authority whatsoever.

“Qualified Initial Public Offering” means the Company’s offering of its securities for sale or resale pursuant to a registration statement under the Securities Act with aggregate gross proceeds to the Company of no less than $5,000,000.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the following shares of the Company’s Common Stock (referred to herein collectively as the “Stock”): (i) the shares of Common Stock of the Company issued or issuable upon conversion of shares of the Series A Preferred Stock of the Company issued and outstanding as of the date of this Agreement and (ii) the shares of Common Stock issued or issuable upon exercise of the warrants issued pursuant to the Memorandum, but shall not include shares for which registration rights have terminated pursuant to Section 10.5 hereof, or (iii) any other shares of the Company’s Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or replacement of shares of Series A Preferred Stock of the Company, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which an Investor’s rights under this Agreement are not assigned; provided, however, that Registrable Securities shall not include any securities (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (C) if the Investor thereof is no longer entitled to exercise any right provided in Sections 2, 3 or 4 in accordance with Section 10.5 hereof.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder, all as the same is in effect from time to time.

“Series A Director” means that certain director elected to the Board by the holders of the Series A Preferred Stock.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share held by the Holders and their permitted assigns.

“Subsidiaries” means any Person of which a Company, directly or indirectly, through one or more intermediaries owns or controls at the time at least fifty percent (50%) of the outstanding voting equity or similar interests or the right to receive at least fifty percent (50%) of the profits or earnings or aggregate equity value.

“Transaction Documents” has the meaning ascribed to it in the Memorandum.

Section 2          PIGGYBACK RIGHTS

2.1. Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its equity securities for its own account in a direct public offering or an underwritten public offering, the Company will:

(i)         prior to the filing of such registration give to the Holders written notice thereof; and

(ii)        include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting, all the Registrable Securities (subject to cutback as set forth in Section 2.2) specified in a written request or requests made within thirty (30) days after the receipt of such written notice from the Company by any Holder.

2.2. Underwriting. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder’s participation in such offering and the inclusion of Registrable Securities in the offering to the extent provided herein. If any Holder proposes to distribute its securities through an underwritten offering, such Holder shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the Company or the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise the Holders and the other stockholders distributing their securities through such offering pursuant to piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Holders of Series A Preferred Stock in proportion, in each case as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by other stockholders at the time of filing the registration statement, provided that the aggregate amount of Registrable Securities held by selling Holders included in the offering shall not be reduced below thirty percent (30%) of the total amount of securities included in that offering unless the offering is the IPO of the Company’s securities, in which case all Registrable Securities held by Holders may be excluded. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to each Holder or other stockholder to the nearest 100 shares. If any Holder or other stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such offering shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one-hundred eighty (180) days after the effective date of the registration statement relating thereto.

2.3. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

Section 3          DEMAND REGISTRATION

3.1. Demand Registration. If at any time after the three (3) month anniversary after the Company’s Common Stock becomes subject to reporting requirements under the Exchange Act (whether through a Qualified Initial Public Offering, a Pubco Transaction (as defined below) or otherwise, (the “Start Date”)), whichever is earlier, Holders of at least thirty-five percent (35%) of the Registrable Securities then outstanding request in writing that the Company file a registration statement under the Securities Act covering the registration of at least 20% of the then outstanding Registrable Securities, or a lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000, then the Company will (i) give written notice of the proposed registration to all other Holders within ten (10) days of receipt of such request, and (ii) use its best efforts to cause such shares to be registered (together with any Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company) within twenty (20) days of the mailing of such written notice by the Company; provided, however, that (a) the Company shall not be required to effect any such registration (i) within one-hundred eighty (180) days prior to the filing of, and one-hundred eighty (180) days following the effective date of, a registration statement pertaining to a direct or underwritten public offering of the Company’s securities in which Registrable Securities were or will be registered; provided, that, the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, (ii) if, within thirty (30) days of receipt of the written request from the Holders pursuant to this Section 3.1, the Company gives notice to the Holders of the Company’s intention to make a public offering within sixty (60) days or (iii) if the Holders making the request propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 4 below,(b) if the Company furnishes the requesting Holders with a certificate of the President of the Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for a registration statement to be filed in the near future, such registration obligation shall be deferred for not more than ninety (90) days, but the Company shall not be entitled to such deferral more than once in any 12-month period and (c) the Company shall not be obligated to effect more than a total of two (2) demand registrations pursuant to this Section 3, and (d) the Company shall not be required to effect a registration in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act. Any such registration shall be firmly underwritten by an underwriter of nationally recognized standing which shall be mutually agreeable to the Company and a majority in interest of the Holders requesting the registration. If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders making the request. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration; provided, however, that, if by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Holders shall be so entitled to include additional Registrable Securities in the registration upon written notice within ten (10) days of such offer being made.

3.2. Underwritten Public Offering. In the event the Company offers its equity securities in an underwritten offering, the Company shall enter into an underwriting agreement with an investment banking firm or firms containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions. The Company shall not cause the registration under the Securities Act of any other shares of its Common Stock to become effective (other than registration of an employee stock plan, or registration in connection with any Rule 145 or similar transaction) during the effectiveness of a registration requested hereunder for an underwritten public offering if, in the judgment of the underwriter or underwriters, marketing factors would materially adversely affect the price of the Registrable Securities subject to such underwritten registration.

Section 4          FORM S-3 REGISTRATION

If at any time that the Company is eligible to use a Form S-3, holders of at least thirty percent (30%) of the Registrable Securities shall be entitled to request in writing (each, an “S-3 Registration Request”) registrations of Registrable Securities then owned by such requesting Holders on a Form S-3 registration statement or any successor form under the Securities Act (an “S-3 Registration”). The Company shall pay for the expenses of such request as provided in Section 6. The S-3 Registration Request must be made in writing, and the S-3 Registration Request shall: (i) specify the number of shares intended to be offered and sold; (ii) express the present intention of the requesting Holders to offer or cause the offering of such shares for distribution; and (iii) contain the undertaking of the requesting Holders to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. The Company shall, as soon as practicable, (a) promptly give written notice of the proposed registration to all other Holders, and (b) file an S-3 Registration and obtain all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the requesting Holders’ Registrable Securities as are specified in the S-3 Registration Request (together with any Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company), within 15 days after receipt of such written notice by the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4: (i) if Form S-3 is not available for such offering by the requesting Holders; (ii) the requesting Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate gross price to the public of less than $1,000,000; (iii) if within thirty (30) days of receipt of a written request from the requesting Holders, the Company gives notice to the Holders of the Company’s intention to make its IPO or a public offering within sixty (60) days; (iv) if the Company furnishes the requesting Holders with a certificate of the President, Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed in the near future, such registration obligation shall be deferred for not more than ninety (90) days, but the Company shall not be entitled to such deferral more than once in any 12-month period, (iv) if in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service or process in effecting such registration, qualification or compliance; or (v) the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for any Holder pursuant to this Section 4.

Section 5         OBLIGATIONS OF COMPANY

Whenever the Company is required by the provisions of this Agreement to effect the registration of the Registrable Securities, the Company shall: (i) prepare and, as soon as possible, file with the SEC a registration statement with respect to the Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, to remain effective until the earlier of the completion of the distribution of the Registrable Securities so registered or one hundred twenty (120) days subsequent to the effective date of such registration; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement for the period covered under clause (i) above; (iii) furnish to any Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as the Holders shall reasonably request, maintain any such registration or qualification current for the period covered under clause (i) above, and take any and all other actions either necessary or reasonably advisable to enable Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition; (v) take all such other actions either necessary or reasonably desirable to permit the Registrable Securities held by a Holder to be registered and disposed of in accordance with the method of disposition described herein; (vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; (vii) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days from the date of effectiveness of the registration statement; (viii) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; (ix) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and (x) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,(A) an opinion, dated such date as registration statement becomes effective, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (B) a letter dated such date as the registration statement becomes effective, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities being registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities. Notwithstanding the foregoing, the Company shall not be required to register or to qualify an offering of the Registrable Securities under the laws of a state if as a condition to so doing the Company is required to qualify to do business or to file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction.

Subject to the volume limitations and other underwriting conditions set forth in Sections 2.2 and 3.1, above, in the event a registration statement is not filed with the SEC including all the Registrable Securities no later than ninety (90) days after the Start Date or if such registration statement is not declared effective by the SEC within one hundred eighty (180) days following the Start Date (or is declared effective but can no longer be used to sell Registrable Securities), the Company shall pay to each Holder of Registrable Securities one (1%) percent of such Holder’s purchase price of that holder’s unregistered Registrable Securities for each thirty (30) days (pro rata for shorter periods) until such registration statement is filed with the SEC and/or declared effective or is able to be reused by the holders of Registrable Securities, or such Holder is able to sell its shares pursuant to Rule 144 or otherwise, as the case may be. Notwithstanding the foregoing, in no event shall any payment of liquidated damages under this Agreement exceed 6% of a Holder’s purchase price of such holders unregistered Registrable Securities.

SECTION 6         EXPENSES OF REGISTRATION

The Company shall pay all of the fees and expenses (exclusive of underwriting discounts and commission and stock transfer taxes) incurred by the Company in complying with Sections 2, 3, 4 and 5 hereof in connection with any registration statement that is initiated pursuant to this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of the Company’s outside counsel, the reasonable fees and disbursements of one special counsel to the Holders (not to exceed $10,000), and the expense of any special audits not to exceed ten thousand dollars ($10,000) incident to or required by any such registration (the “Registration Expenses”). If a registration proceeding is begun upon the request of Holders pursuant to Sections 3 or 4 but such request is subsequently withdrawn, then the Holders of Registrable Securities to have been registered shall bear all Registration pro rata on the basis of the number of shares to have been registered,. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said Registration Expenses. In such case, the Company shall be deemed not to have effected a registration pursuant to Sections 3 or 4, as applicable, of this Agreement. Any underwriting discounts, fees and disbursements of any additional counsel to the Holders, selling commissions and stock transfer taxes applicable to the Registrable Securities registered on behalf of Holders shall be borne by the Holders of the Registrable Securities included in such registration. The expenses of any legal services or special audit required in connection with any registration, qualification or compliance pursuant to Section 3 or 4 in excess of ten thousand dollars ($10,000) shall be borne pro rata by the Holders of Registrable Securities proposing to distribute such shares of Registrable Securities in such registration.

SECTION 7         INDEMNIFICATION

7.1. The Company. To the extent permitted by law, the Company will indemnify Holders and each person controlling Holders within the meaning of Section 15 of the Securities Act, and each underwriter if any, of the Company’s securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or Exchange Act or state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holders and each person controlling Holders, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information expressly furnished to the Company by such Holder or controlling person or underwriter seeking indemnification for use in connection with such registration by any such Holder, underwriter or controlling person.

7.2. Holders. To the extent permitted by law, each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the “Indemnifying Holder”), indemnify the Company, each of its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Company’s securities with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Indemnifying Holder of any rule or regulation promulgated under the Securities Act applicable to such Indemnifying Holder in connection with any such registration, qualification or compliance, and the Indemnifying Holder will reimburse the Company, such directors and officers and each person controlling Company and each underwriter, if any, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, in reliance upon and in conformity with written information furnished to the Company by such Indemnifying Holder, provided that in no event shall any indemnity under this Section 7.2 exceed the net proceeds of the offering received by such Indemnifying Holder; provided, further, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Holder (which consent shall not be unreasonably withheld); provided further, however, that the indemnity agreement contained in this Section 7.2 with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

7.3. Defense of Claims. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Indemnified Party which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without the Indemnifying Party’s prior written consent.

7.4. Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other, in connection with the violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder exceed the net proceeds from the offering received by such Holder.

7.5.     Conflict; Survival. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. The obligations of the Company and Holders under Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement.

SECTION 8         RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the IPO;

(b)   File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act (at any time from and after ninety (90) days following the effective date of the IPO) and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d)   Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

(e)    The Company agrees to pay the cost for its counsel or other counsel reasonably acceptable to Company to issue an opinion under Rule 144 in connection with any request by a Holder to clear any restrictive legends from their shares.

SECTION 9         STANDOFF AGREEMENT

Upon the effectiveness of any registration statement for the offering of equity securities of the Company, if requested by the Company and the managing underwriter, each Holder agrees not to offer to sell or sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company held by the Holder at any time during such period (other than (i) those included in the offering or (ii) those unregistered shares of Series A Preferred Stock which are sold under Rule 144, if any), directly or indirectly, without the prior written consent of the Company or the underwriters for such period of time following the effective date of the registration statement (not to exceed one-hundred eighty (180) days) as may be requested by the Company and the managing underwriter, provided that the foregoing obligations shall apply only if all directors and executive officers of the Company and all other stockholders holding greater than one percent (1%) of the outstanding Registrable Securities of the Company, and all other persons with registration rights (whether or not pursuant to this Agreement), enter into similar agreements. This Section 9 shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the share or securities of every other person subject to the foregoing restrictions) until the end of such period.

From and after the date of this Agreement, the Company shall not, without the prior written consent of at least a majority of the outstanding Registrable Securities (the “Required Vote”), grant to future investors any registration rights on parity with or more favorable than the registration rights granted to the Holders hereunder. Without limiting the foregoing, the Company shall not, without the prior written consent of the Holders of at least the Required Vote, allow future investors to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 3.1 or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 3.

SECTION 10   COVENANTS OF THE COMPANY

10.1	Financial Information and Reporting.

(a)    The Company and its Subsidiaries shall maintain accurate books and records of account in which complete entries shall be made pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and shall set aside on their books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)   As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company shall furnish each Major Holder (other than a Major Holder reasonably deemed by the Board to be a competitor of the Company) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows and changes in stockholders’ equity of the Company and its Subsidiaries, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (the “Audited Financial Statements”). The Audited Financial Statements shall be accompanied by a report and opinion thereon by a firm of independent public accountants of national standing or such other independent public accounting firm approved by the Board (the “Audit Report”) and a certificate of the Chief Executive Officer (or principal operating officer) of the Company certifying that no information inconsistent with that set forth in the information in the Audited Financial Statements and the Audit Report has been filed with any governmental agency or given to the Company’s or its Subsidiaries’ lenders.

(c)    The Company shall furnish to each Major Holder (other than a Major Holder reasonably deemed by the Board to be a competitor of the Company), as soon as practicable after the end of each quarterly accounting periods in each fiscal year of the Company and its Subsidiaries, and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Company and its Subsidiaries, and an unaudited consolidated statement of income and an unaudited consolidated statement of cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for such quarterly period, and for the current fiscal year to date, including a comparison of the current fiscal year to date to the Company’s annual budget with any variances between such figures so listed and setting forth, in each case, comparable figures for the prior year, all prepared in accordance with generally accepted accounting principles and in reasonable detail, with the exception that no notes need be attached to such statements.

(d)   The Company shall furnish to each Major Holder (other than a Major Holder reasonably deemed by the Board to be a competitor of the Company), concurrently with the Company’s furnishing to the Board, but in no event later than thirty (30) days before the end of each fiscal year, an annual budget, including projected income, cash flow and balance sheet statements on at least a monthly basis for the ensuing fiscal year, and operating plans, including a brief qualitative description of the Company’s plan by its Chief Executive Officer in support of the annual budget of the Company and its Subsidiaries for such fiscal year (the “Budget”). In addition, the Company shall furnish concurrently with its furnishing to the Board, any proposed material revision to the Budget. The Budget and each proposed material revision to the Budget shall be deemed accepted as the Company’s Budget for such fiscal year only when it has been approved by a majority of the entire Board.

(e)    The Company shall furnish to each Major Holder (other than a Major Holder reasonably deemed by the Board to be a competitor of the Company), no later than five (5) days after an executive officer of the Company or its Subsidiaries, as the case may be, first has knowledge of any of the following: (i) the occurrence of a default hereunder, or under any material agreement of the Company or its Subsidiaries, including without limitation any loan or financing agreement, (ii) the commencement of any legal proceeding against the Company or any of its Subsidiaries, or (iii) the occurrence of any effect, event, condition, or circumstance, in any case, that individually or in the aggregate with any one or more other effects, events, conditions or circumstances, with or without the passage of time, the giving of notice or both, has had or could reasonably be expected to have a material and adverse effect on the business, properties, assets, financial condition, results of operations, prospects or liabilities of the Company or its Subsidiaries, a statement from the Company’s Chief Executive Officer describing such occurrence and management’s anticipated response.

(f)    The Company shall furnish to each Major Holder (other than a Major Holder reasonably deemed by the Board to be a competitor of the Company), such other financial and other information of the Company and its Subsidiaries as such Major Holder may reasonably request pursuant to this Section 10.1(f) in writing; provided, that the Company generates such information in the ordinary course of its business and the Company shall not be required to provide any information if and to the extent that such information would lose its privilege under the attorney-client privilege between the Company and its counsel as a result of such information being furnished to the Major Holders.

(g)    The Company shall furnish to each Major Holder (other than a Major Holder reasonably deemed by the Board to be a competitor of the Company), concurrently with the Company’s furnishing to the Board, but in no event later than five (5) business days after the date of filing or delivery, copies of all materials of whatsoever nature filed or delivered by the Company or its Subsidiaries thereof (i) with the Commission; (ii) with any national or foreign securities exchange or quotation bureau; and (iii) to holders of any class of its capital stock or other securities.

(h)   The Company shall furnish to each Major Holder (other than a Major Holder reasonably deemed by the Board to be a competitor of the Company), concurrently with the Company’s furnishing to the Board, but in no event later than five (5) business days after the date of delivery, any and all management letters provided by the Company’s accountants to the Company.

(i)     In the event the Company or any of its Subsidiaries fails to timely provide each Major Holder (other than a Major Holder reasonably deemed by the Board to be a competitor of the Company) with the reports and information required by this Section 10.1, a Major Holder may, after thirty (30) days after providing written notice of such failure to the Company, during which period the Company shall have the opportunity to cure such deficiency, request that an independent accounting firm of such Holder’s choice and as to which the Company has no reasonable objection audit the Company and its Subsidiaries, at the Company’s expense, which audit shall be limited to the production of such reports in a manner satisfactory to the Major Holder in their reasonable discretion. The Company and its Subsidiaries shall cooperate in good faith in any such audit.

10.2	Reservation of Common Stock.

The Company shall (and shall use its best efforts to cause its stockholders to) take any and all action necessary to reserve for issuance the number of shares of Common Stock into which all of the shares of Series A Preferred Stock then outstanding are convertible, and shall (and shall use its best efforts to cause its stockholders to) increase the number of shares of Common Stock reserved for issuance as required by any increase in the number of shares of Common Stock into which the shares of Series A Preferred Stock may then be converted.

10.3	Board of Directors.

The Company shall call, and shall use its best efforts to have, regular meetings of the Board not less often than once each quarter. The Board may conduct meetings by any means of communication by which all directors participating may simultaneously hear each other during the meeting. In the event a director’s presence in person at a meeting is desirable or necessary, the Company shall pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors of the Company in connection with attendance at such meeting of the Board or any committee thereof.

10.4	Real Property Holding Corporation.

The Company covenants that it will operate in a manner such that it will not become a “United States real property holding corporation” as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (a “USRPHC”). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. § 1.897-2(h), or any supplementary or successor provision thereto. Within thirty (30) days of a request from the Investors or any of their respective partners, the Company will inform the requesting party, in the manner set forth in Reg. § 1.897- 2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party’s interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

10.5	Termination of Covenants.

Except for the covenants set forth in Section 10.2, 10.6, 10.7 and 10.8, all covenants of the Company and its Subsidiaries contained in this Section 10 of this Agreement shall expire and terminate as to the Holders upon the first to occur of (a) the consummation of the Qualified Initial Public Offering or (b) the time at which the Company first becomes subject to the reporting provisions of the Exchange Act. Unless otherwise specified herein, the rights and provisions of this Agreement shall terminate as to all Holders on the fifth (5th) anniversary of the closing date of the Qualified Initial Public Offering.

10.6	Restrictive Agreements.

Neither the Company nor any of its Subsidiaries will, without the prior written approval of the holders of a majority of the then outstanding Series A Preferred Shares, enter into or become obligated under any agreement or contract (excluding sales agreements executed in the ordinary course of business) including, without limitation, any loan agreement, promissory note (or other evidence of indebtedness), mortgage, security agreement or lease, which by its terms prevents or restricts the Company or its Subsidiaries from performing its obligations under this Agreement.

10.7	D&O Insurance.

The Company will use commercially reasonable efforts to obtain and maintain, a Directors’ and Officers’ insurance policy on the Directors and Officers of the Company in an aggregate amount of at least two million dollars ($2,000,000). The Company will provide a copy of the insurance certificate regarding the insurance described in this Section 10.7 to any Holder upon its request.

10.8	Indemnification.

The Company shall indemnify and hold harmless, to the maximum extent permitted under applicable law, each Holder, each of their respective direct and indirect subsidiaries and Affiliates, and each of the respective partners, members, stockholders, equity holders, officers, directors, trustees and other fiduciaries, employees, agents, and representatives of any of the foregoing (collectively, referred to as the “Indemnitees” and individually as a “Indemnitee”) from and against any and all Indemnifiable Losses resulting from, relating to or arising out of any claim or claims made against such Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the any Indemnitee’s performance of its obligations or the exercise of any Indemnitee’s rights in accordance with the terms of this Agreement, including actions taken in their capacity as directors or stockholders of the Company; provided, however, that the Company shall not be obligated to indemnify or hold harmless any Indemnitee under this Section 10.8 against any Indemnifiable Losses resulting from or arising out of any such action or claim if it has been adjudicated by a final and non-appealable determination of a court or other trier of fact of competent jurisdiction that such Indemnifiable Losses were the result of (a) a breach of such Indemnitee’s fiduciary duty to the Company, (b) any action or omission made by the Indemnitee in bad faith, (c) any criminal action on the part of such Indemnitee or (d) such Indemnitee’s willful misconduct.

The Company shall reimburse, promptly following request therefor, all reasonable expenses incurred by an Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, the Indemnitees’ actions in connection with any transaction undertaken in connection with this Agreement.

10.9       Pubco Transaction.

The Company will utilize its reasonable commercial efforts to undertake either (i) a reverse merger or similar transaction between the Company and a corporation whose shares of common stock are publicly traded in the United States or other mutually agreed jurisdiction (“Pubco”), or (ii) any filing with an applicable regulatory body which will result in the Company becoming an entity traded on a public exchange (the “Pubco Transaction”). The Pubco Transaction (unless mutually agreed upon by the Company and Laidlaw & Company (UK) Ltd. (“Laidlaw”), shall (a) be on a U.S. stock exchange, (b) have no less than the OTCQB, (c) be with an entity which must, among other criteria, (i) have filed all reports required to be filed by such entity under the Exchange Act, (ii) have no material liabilities or contingent liabilities, (iii) be Depository Trust Company eligible, (iv) have no mature or unmatured rescission rights, (v) have not been late in any SEC filing for the last one (1) year, and (vi) be in good standing in its place of incorporation and on such other terms and conditions (including normal and customary due diligence) reasonably satisfactory to Laidlaw and Company no later than one year (twelve (12) months) after the final closing of the no less than $5,000,000 of gross proceeds from the sale of the Company’s Series A Preferred Stock.

SECTION 11   COVENANTS OF THE HOLDERS

11.1       Confidentiality of Records.

Each Holder agrees that it will keep confidential and not disclose, divulge or use for any purpose other than to evaluate and monitor its investment in the Company any confidential or proprietary information (“Confidential Information”) which such party obtains from the Company pursuant to financial statements, reports and other information submitted by the Company to such party pursuant to this Agreement or the Memorandum; provided, however, that the Investors may disclose Confidential Information (a) to their respective general partners, limited partners, members, stockholders, equity holders, Affiliates and any of the directors, officers and other representatives of any of the foregoing in accordance with their respective normal reporting practices, and to their respective attorneys, accountants, consultants and other professionals under an obligation of confidentiality and (b) to any prospective purchaser of any securities of the Company so long as such prospective purchaser is obligated not to disclose, divulge or use such Confidential Information to the same extent as the disclosing Investor. Each Holder shall use the same level of care with the Confidential Information that it uses with its own confidential information. “Confidential Information” shall not include the following: (i) information that is now in, or hereafter enters, the public domain through no fault of the Holder; (ii) information that previously was known by the Holder independently of the Company; (iii) information that is independently developed by the Holder without reference to Confidential Information; (iv) information that is disclosed with the written approval of the Company; or (v) information that is received from a third party without a duty of confidentiality. Notwithstanding the foregoing, no Holder shall be prohibited from disclosing Confidential Information that is required to be disclosed pursuant to any legal process or subpoena from any court, arbitrator, governmental body, official or authority or by applicable law; provided that the disclosing Holder takes reasonable steps to minimize the extent of such disclosure and provides the Company with reasonably prompt notice after becoming required to disclose such Confidential Information to afford the Company an opportunity to intervene and oppose such disclosure. This provision shall survive any termination of this Agreement.

SECTION 12   MISCELLANEOUS

12.1	Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York, notwithstanding the conflicts of laws principles of the State of New York or any other jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

12.2	Survival.

The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or its Subsidiaries or the Investors pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company or its Subsidiaries or the Investors, as applicable, hereunder solely as of the date of such certificate or instrument.

12.3	Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Series A Preferred Stock from time to time; provided, however, that each such successor and permitted assign the transferee has agreed in writing to be bound by the terms of this Agreement as if such successor and permitted assign were an original Holder by executing the Counterpart.

12.4	Entire Agreement.

This Agreement and each of the Exhibits hereto, the Memorandum and each of the Exhibits and Schedules thereto, the other Transaction Documents and each of the exhibits, schedules, and appendices thereto, constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and no party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

12.5	Severability.

If any provision of the Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.6	Amendment and Waiver.

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of each of the then outstanding Series A Preferred Shares and any amendment or waiver so made shall be binding upon each Holder and the Company. In addition, any provision of this Agreement and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) by any party so waiving in writing, such waiver to be enforceable solely against such party.

12.7	Delays or Omissions.

No delay or omission to exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance of any party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on part of any party hereto of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

12.8	Notices.

All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be addressed (i) if to a Holder, at such Holder’s address, fax number or email address furnished on the signature pages hereof or such Holder’s Counterpart hereto or as otherwise furnished to the Company by the Holder in writing, or (ii) if to the Company, to the attention of the President at such address, fax number or email address furnished on the signature page below or as otherwise furnished by the Company in writing, and shall be made or sent by a personal delivery or overnight courier, by registered, certified or first class mail, postage prepaid, or by facsimile or electronic mail with confirmation of receipt, and shall be deemed to be given on the date of delivery when made by personal delivery or overnight courier, 48 hours after being deposited in the U.S. mail, or upon confirmation of receipt when sent by facsimile or electronic mail. Any party may, by written notice to the other, alter its address, number or respondent, and such notice shall be considered to have been given three (3) days after the overnight delivery, airmailing, faxing or sending via e-mail thereof.

12.9	Titles and Subtitles.

The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.10	Counterparts; Execution by Facsimile Signature.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
HOTH PHARMACEUTICALS INC.

By:

Name: Robb Knie
Title: President and CEO

Address: 1 Rockefeller Plaza, Suite 1039, New York, NY 10020

Tel: ( )
Fax: ( )
email: robb@hoththerapeutics.com

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

By:

Name:
Title:

Address:

Tel:
Fax:
Email:

[Signature Page to Investor Rights Agreement]

Exhibit A

Investors

Exhibit B

Counterpart Signature Page

to

Investor Rights Agreement dated August , 2017 for

Hoth Pharmaceuticals Inc.

The undersigned hereby acknowledges receipt of a copy of that certain Investor Rights Agreement, dated August , 2017, as amended to date, among Hoth Pharmaceuticals Inc., a Nevada corporation and the Investors referred to therein and the undersigned (as hereafter amended from time to time, the “Investor Rights Agreement”), and hereby certifies to the other parties thereto that it has read and fully understands the Investor Rights Agreement, that it has had an opportunity to review and discuss the terms and conditions of the Investor Rights Agreement with its legal counsel and other advisors, and that it agrees to be bound by the terms and conditions of the Investor Agreement as if it were an original signatory thereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this ________ day of __________, 20__.